EXHIBIT 3.2

AMENDMENT NO. 1 TO

DECLARATION OF TRUST

This AMENDMENT NO. 1 TO DECLARATION OF TRUST, dated as of December 19, 2013 (this “Amendment”), by and among DEUTSCHE BANK TRUST COMPANY DELAWARE, as COLT II Owner Trustee, and CENTRAL ORIGINATING LEASE II LLC (“COLT II LLC”), as Residual Certificateholder, is entered into in connection with the Declaration of Trust, dated as of March 23, 2012, by Deutsche Bank Trust Company Delaware, as COLT II Owner Trustee, and acknowledged, accepted and agreed to by COLT II LLC (as amended, restated, supplemented or otherwise modified through the date hereof, the “Declaration of Trust”).

RECITALS:

WHEREAS, Central Originating Lease Trust II (“COLT II”) was established pursuant to the Declaration of Trust for the purpose of acquiring, accepting, managing, administering and holding Lease Assets, issuing and selling from time to time evidences of indebtedness, and engaging in such other activities as may be required, subject to compliance with the Basic Documents, in accordance with the Declaration of Trust; and

WHEREAS, the parties hereto wish to amend the Declaration of Trust to provide for a change in the name of COLT II.

NOW, THEREFORE, intending to be bound, the parties hereto agree as follows:

ARTICLE I DEFINITIONS.

SECTION 1.01 Definitions. All capitalized terms used and not otherwise defined herein shall have the same meaning as is attributed to them in the Declaration of Trust.

ARTICLE II AMENDMENT.

SECTION 2.01 Amendment of Section 2.1 of the Declaration of Trust. Section 2.1 of the Declaration of Trust is hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 2.1 Name. The Trust established hereby shall be known as “Ally Financial Lease Trust” in which name or in the name “AFLT” or “AFL Trust” the COLT II Owner Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.”

SECTION 2.02 Amendment of Exhibit I to the Declaration of Trust. The definition of “COLT II” set forth in Exhibit I to the Declaration of Trust is hereby amended by deleting such definition in its entirety and replacing it with the following:

“‘COLT II’: Ally Financial Lease Trust, a Delaware statutory trust created by the Declaration of Trust.”

ARTICLE III MISCELLANEOUS PROVISIONS.

SECTION 3.01 Conditions to Effectiveness. This Amendment shall become effective upon (i) execution and delivery of this Amendment by each of the parties hereto, (ii) receipt by each of the parties hereto of all consents required under the Declaration of Trust and the Series Supplements and (iii) delivery of an executed copy of this Amendment to the Securitization Parties.

SECTION 3.02 Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment electronically or by telecopy shall be as effective as delivery of a manually executed counterpart of this Amendment.

SECTION 3.03 Governing Law. This Amendment and the rights and obligations of the parties hereunder will be governed by and construed under the internal laws of the State of Delaware, without regard to any otherwise applicable principles of conflicts of laws thereof or of any other jurisdiction, and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 3.04 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.05 Authorization. By its execution of this Amendment, Central Originating Lease II LLC hereby authorizes and directs the COLT II Owner Trustee to execute this Amendment pursuant to Sections 5.5, 6.4 and 8.4(b) of the COLT II Declaration of Trust.

SECTION 3.06 Effect of Agreement. This Amendment shall have the following effect on the Basic Documents:

(i) The Basic Documents (except as specifically modified herein) shall remain in full force and effect and each Basic Document is hereby ratified and confirmed in all respects by each of the parties hereto.

(ii) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any other right, power or remedy of any of the parties under any Basic Document.

* * * * *

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity but solely as COLT II Owner Trustee

By:	/s/ Elizabeth B. Ferry
Name:	Elizabeth B. Ferry
Title:	Vice President

By:	/s/ Chad Jones
Name:	Chad Jones
Title:	Vice President

[Signatures continue.]

Amendment No. 1 to Declaration of Trust

(COLT II Name Change)

CENTRAL ORIGINATING LEASE II LLC, as Residual Certificateholder

By:	/s/ M. T. St. Charles
Name:	M. T. St. Charles
Title:	Vice President

Amendment No. 1 to Declaration of Trust

(COLT II Name Change)